Exhibit 99


[Logo of DUSA Pharmaceuticals, Inc.]

DUSA
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA Pharmaceuticals, Inc. (R)
For Release at 8:30 am April 15, 2004


                               INVESTORS EXERCISE
                          ADDITIONAL INVESTMENT RIGHTS

Wilmington, MA, April 15, 2004 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) today announced that on April 14th it received exercise notices from all investors in its recently completed private placement relating to the exercise of additional investment rights to purchase 337,500 shares of its common stock at a price of $11.00 per share.

The securities to be issued by DUSA have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. However, as part of the private placement transaction, DUSA has filed a registration statement on Form S-3 with the Securities and Exchange Commission.

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of Levulan(R) Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical indications, with its primary focus in dermatology. PDT and PD utilize light-activated compounds such as Levulan(R) to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.

For further information contact: D. Geoffrey Shulman, MD, President & CEO or Shari Lovell, Director, Shareholder Services Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com